UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 31, 2007

Boeing Capital Corporation

(Exact name of registrant as specified in its charter)

Delaware	01-10795	95-2564584
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Naches Ave. SW, 3rd Floor Renton, Washington	98057
(Address of principal executive offices)	(Zip Code)

(425) 965-4000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

This Current Report on Form 8-K is for the purpose of disclosing information relating to Boeing Capital Corporation (“BCC”) that was contained in the press release and Webcast of the fourth quarter and full-year 2006 financial results of The Boeing Company (“Boeing”), dated January 31, 2007. The full text of Boeing’s press release is being furnished pursuant to Item 2.02 of Form 8-K.

Item 8.01 Other Events.

On January 31, 2007, Boeing publicly announced by means of a press release its fourth quarter and full-year 2006 financial results, some of which relate to BCC. The information relevant to BCC is as follows:

Boeing Capital Corporation

BCC’s year-end debt balance decreased slightly to $5.6 billion from the third quarter balance of $5.7 billion.

BCC continued to deliver strong financial performance while reducing portfolio risk. For the quarter, BCC delivered pre-tax earnings of $37 million driven by continued strong financing portfolio performance and aircraft finance restructurings (Table 6). BCC’s portfolio balance at the end of the fourth quarter was $8.0 billion, down from $8.2 billion at the end of the third quarter and $9.2 billion in the fourth quarter of 2005 on normal portfolio run-off, asset sales and depreciation. Revenues for the fourth quarter increased slightly to $241 million due to aircraft finance restructurings. For the year, BCC revenues grew 6 percent to $1.0 billion, and pre-tax income increased 25 percent to a record $291 million.

Table 6. Boeing Capital Corporation Operating Results

	4th Quarter		% Change	Full Year		% Change
(Millions)	2006	2005		2006	2005
Revenues	$241	$238	1%	$1,025	$966	6%
Pre-Tax Income	$37	$40	(8)%	$291	$232	25%

BCC contributed $60 million in cash dividends to Boeing during the quarter and $344 million in cash for the year (including return of capital) for the first nine months of the year. BCC recorded leverage of 5.0-to-1, as measured by the ratio of debt-to-equity.

BCC’s outlook is set forth in the table below:

Table 7. Financial Outlook

(Billions)	2007		2008
Boeing Capital Corporation
Portfolio Size		Lower		Lower
Revenue	~$	0.8	~$	0.8
Return on Assets		>1.0%		>1.0%

Item 9.01 Financial Statements and Exhibits

The following exhibit is furnished as a part of this report:

Exhibit No. 99.1    Press Release

Forward-Looking Information is Subject to Risk and Uncertainty

Certain statements contained in this Current Report on Form 8-K regarding BCC’s financial outlook may constitute “forward-looking” statements within the meaning of the Private Litigation Reform Act of 1995. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are based upon assumptions as to future events that may not prove to be accurate. Actual outcomes and results may differ materially from what is expressed or forecasted in these forward-looking statements. As a result, these statements speak only as of the date they were made and BCC undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Boeing Capital Corporation

	By:	/s/ Russell A. Evans
Russell A. Evans
January 31, 2007		Vice President and Chief Financial Officer